Holly Energy Partners, L.P. Announces Redemption of 6.50% Senior Notes due 2020

DALLAS, TEXAS, December 2, 2016—Holly Energy Partners, L.P. (the “Partnership”) (NYSE: HEP) announced today that it and its wholly owned subsidiary, Holly Energy Finance Corp. (together with the Partnership, the “Issuers”) will redeem all of their outstanding 6.50% Senior Notes due 2020 (the “Notes”). The aggregate principal amount outstanding of the notes is $300,000,000. The redemption price for the Notes will be equal to 103.250% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date, for a total payment to holders of the Notes of approximately $316,400,000 in the aggregate. The redemption of the Notes is scheduled to occur on January 4, 2017. The Partnership intends to fund the redemption with borrowings under the Partnership’s revolving credit agreement. On and after the redemption date, the Notes will no longer be deemed outstanding, interest will cease to accrue thereon and all rights of the holders of the Notes will cease, except for the right to receive the redemption price.
U.S. Bank National Association is the trustee for the Notes and is serving as the paying agent for this transaction. Copies of the Notice of Redemption and additional information relating to the redemption of the Notes may be obtained from U.S. Bank National Association, Global Corporate Trust Services, 111 Fillmore Ave E, St. Paul, MN 55107, telephone: 1-800-872-2657.
About Holly Energy Partners, L.P.
Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier Corporation subsidiaries. The Partnership, through its subsidiaries and joint ventures, owns and/or operates petroleum product and crude gathering pipelines, tankage and terminals in Texas, New Mexico, Arizona, Washington, Idaho, Oklahoma, Utah, Nevada, Wyoming and Kansas as well as refinery processing units in Utah and Kansas.
The statements in this press release relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. These statements are based on our beliefs and assumptions and those of our general partner using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although we and our general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor our general partner can give assurance that our expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to:

•
risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on our pipelines and/or terminalled, stored and throughput in our terminals;the economic viability of HollyFrontier Corporation, Alon USA, Inc. and our other customers;

•	our ability to purchase and integrate future acquired operations;

•	our ability to complete previously announced or contemplated acquisitions;

•	the availability and cost of additional debt and equity financing;

•	the possibility of reductions in production or shutdowns at refineries utilizing our pipeline and terminal facilities;

•	the effects of current and future government regulations and policies;

•	our operational efficiency in carrying out routine operations and capital construction projects;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operations and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission filings
The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
FOR FURTHER INFORMATION, Contact:
Holly Energy Partners, L.P.

Julia Heidenreich, 214-954-6511
Vice President, Investor Relations
or
Craig Biery, 214-954-6511
Manager, Investor Relations